UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2020

CELLECTAR BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36598	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Campus Drive, Florham Park, New Jersey 07932
(Address of principal executive offices, and zip code)

(608) 441-8120
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 Warrant to purchase common stock, expiring April 20, 2021	CLRB CLRBZ	NASDAQ Capital Market NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01	REGULATION FD DISCLOSURE

On September 9, 2020, we issued a press release announcing that a clinically meaningful 40% overall response rate (ORR) was observed in the subset of refractory multiple myeloma patients deemed triple class refractory who received a total administered dose of 60 mCi or greater. A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference herein.

On September 10, 2020, we issued a press release announcing that James Caruso, our president and CEO, will present at the H.C. Wainwright 22nd Annual Global Investment Conference on September 15, 2020 and at the Oppenheimer Fall Healthcare Life Sciences & MedTech Summit on September 21, 2020, and will be available for 1x1 meetings. A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Number	Title
99.1	Press release dated September 9, 2020, titled “Cellectar Reports Data on CLR 131 Phase 2 CLOVER-1 Study in Triple Class Refractory Multiple Myeloma Patients”

99.2	Press release dated September 10, 2020, titled “Cellectar Biosciences to Present at Two Upcoming Investor Conferences”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2020	CELLECTAR BIOSCIENCES, INC.

	By:	/s/ Dov Elefant
		Name:	Dov Elefant
		Title:	Chief Financial Officer